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                                                                    Exhibit 5.2

                    [LETTERHEAD OF GRAHAM CURTIN & SHERIDAN]

                           A Professional Association
                              4 Headquarters Plaza
                                  P.O. Box 1991
                        Morristown, New Jersey 07962-1991
                                  973-292-1700
                                Fax 973-292-1767

                                                        July 22, 2003


Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
1000 Boardwalk
Atlantic City, New Jersey 08401

         Re:    Registration Statement on Form S-1
                (File No. 333-105760)
                ----------------------------------

Dear Sirs:

         We have acted as special counsel in the State of New Jersey to Trump Casino Holdings, LLC, a Delaware limited liability company ("TCH"), and Trump Casino Funding, Inc., a Delaware corporation ("Funding" and, together with TCH, the "Issuers") and the Guarantors identified below in connection with various legal matters relating to the filing of a Registration Statement on Form S-1 (File No. 333-105760) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) up to $15,000,000 principal amount of 17 5/8% Second Priority Mortgage Notes due 2010 (the "Second Priority Notes") and (ii) the joint and several guarantees of the Second Priority Notes by the Guarantors (collectively, the "Guarantees"). Pursuant to the Registration Statement, Donald J. Trump (the "Selling Shareholder") may sell, from time to time, in the manner described in the Prospectus which forms part of the Registration Statement, Second Priority Notes. The Second Priority Notes were initially issued and sold to the Selling Shareholder in reliance upon an exemption from registration under the Securities Act.

         The Second Priority Notes were issued under an indenture (the "Indenture") dated as of March 25, 2003, by and among the Issuers, U.S. Bank National Association, as trustee, and Trump Marina Associates, L.P., a New Jersey limited partnership, Trump Marina, Inc., a New Jersey corporation, Trump Indiana, Inc., a Delaware corporation, Trump Indiana Realty, LLC, a Delaware limited liability company, THCR Management Holdings, LLC, a Delaware limited liability company, and THCR Management Services, LLC, a Delaware limited liability

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Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
July 22, 2003
Page 2


company, as guarantors (the "Guarantors"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

         A copy of this opinion letter is being provided to LeBoeuf, Lamb, Greene & MacRae, L.L.P. with the understanding that LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely upon this opinion letter in providing its opinion relating to the validity of the Second Priority Notes to be filed as an exhibit to the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Trump Marina Associates, L.P. ("Marina Associates") and Trump Marina, Inc. ("TMI") and such documents, corporate records, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of public officials, certificates and statements (including representations and warranties as to facts set forth in any of the documents referred to herein) of officers of Marina Associates and TMI and such other documents as we have deemed necessary or appropriate for this opinion. In such examination, we have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies, as well as the genuineness of all signatures on all such documents.

         We have made such examination of New Jersey law as we have deemed relevant for the purpose of this opinion, but we have not made an independent review of federal law or the laws of any other state or foreign jurisdiction. Accordingly, we express no opinion as to federal law or the laws of any other state or foreign jurisdiction, and this opinion is confined to such matters as are governed solely by New Jersey law.

         Based on the foregoing and subject to the qualifications and assumptions herein set forth, we are of the opinion that:

                  1. The execution and delivery of the Indenture has been duly authorized by Marina Associates and TMI, and the Indenture constitutes the valid and binding obligation of Marina Associates and TMI.

                  2. The Guarantees have been duly authorized by Marina Associates and TMI and constitute the valid and binding obligation of Marina Associates and TMI.

         This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Trump Casino Holdings, LLC
Trump Casino Funding, Inc.
July 22, 2003
Page 3


         We hereby consent to being named in the Registration Statement, and the prospectus included therein as counsel who are passing upon certain legal matters with respect to the Second Priority Notes and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. We also hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consents, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.


                                              Very truly yours,




                                              GRAHAM, CURTIN & SHERIDAN
                                              A Professional Association


cc:  LeBoeuf, Lamb, Greene & MacRae, L.L.P.